As filed with the Securities and Exchange Commission on November 10, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
PIKE ELECTRIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-3112047
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Pike Way
Mount Airy, NC	27030
(Address of principal executive offices)	(Zip Code)
Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan
as Amended and Restated Effective November 3, 2011
(Full title of the plan)
James R. Fox, Esq.
Vice President and General Counsel
Pike Electric Corporation
100 Pike Way
Mount Airy, North Carolina 27030
(Name and address of agent for service)

(336) 789-2171
(Telephone number, including area code,
of agent for service)

Copy to:
James R. Wyche, Esq.
Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202-4003
(704) 331-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed
		maximum	Proposed maximum
Title of securities to be registered	Amount to be registered (1)	offering price per share (2)	aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $.001 par value	2,500,000 shares	$7.15	$17,875,000	$2,048.48

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)	Determined on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on November 9, 2011 in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES
This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan, as amended and restated effective November 3, 2011 (the “Plan”), is effective. Accordingly, pursuant to General Instruction E to Form S-8, Pike Electric Corporation (the “Registrant”) hereby incorporates by reference herein the contents of such Registration Statement on Form S-8 (Registration No. 333-150815) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011;

(c)	The Registrant’s Current Reports on Form 8-K filed on August 30, 2011 and November 4, 2011; and

(d)	The description of the Registrant’s Common Stock that is contained in the Registrant’s registration statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Company is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the SEC.
Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.
Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
The Company’s bylaws generally provide that it will indemnify its directors and officers to the fullest extent permitted by applicable law.
The Company has entered into indemnification agreements with each of its directors that provide that the Company will indemnify and hold harmless a director if the director is made a party to or is otherwise involved in certain legal proceedings as a result of actions related to the director’s service as a director of the Company or as a director of another enterprise at the Company’s request. Such indemnification includes all expenses (including attorneys’ fees), judgments, fines and other amounts paid in settlement, provided that the director acted in good faith and in a manner the director reasonably believed to be in the best interests of the Company. The indemnification agreements require the Company to advance the expenses incurred by a director in defending against any such proceeding. However, the director must deliver an undertaking to the Company to repay all amounts advanced if it is ultimately determined that the director is not entitled to be indemnified. The rights of the directors under the indemnification agreements are not exclusive and are in addition to their rights under the Company’s certificate of incorporation and bylaws and under applicable law.
The Company has also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the registrant may, in such capacities, incur. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company understands that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore may be unenforceable.

Item 8. Exhibits.
The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number	Description

4.1
Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan, as amended and restated effective November 3, 2011 (incorporated by reference to Exhibit 10.1 on the Registrant’s Form 8-K filed November 4, 2011)

4.2	Certificate of Incorporation of Pike Electric Corporation (incorporated by reference to Exhibit 3.1 on the Registrant’s Form S-1/A filed July 11, 2005)

4.3	Amended and Restated Bylaws of Pike Electric Corporation, as of September 1, 2011 (incorporated by reference to Exhibit 3.2 on the Registrant’s Form 10-K filed September 6, 2011)

5.1	Opinion of Moore & Van Allen PLLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

24.1	Power of Attorney

24.2	Certified Resolutions
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Airy, State of North Carolina, on this 10th day of November, 2011.

PIKE ELECTRIC CORPORATION (Registrant)
By:	*
Anthony K. Slater
Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* J. Eric Pike	Chairman, Chief Executive Officer and President (Principal Executive Officer)	November 10, 2011

* Anthony K. Slater	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 10, 2011

* Jeffrey S. Calhoun	Chief Accounting Officer (Principal Accounting Officer)	November 10, 2011

* Charles E. Bayless	Director	November 10, 2011

* James R. Helvey III	Director	November 10, 2011

* Peter Pace	Director	November 10, 2011

* Robert D. Lindsay	Director	November 10, 2011

* Daniel J. Sullivan III	Director	November 10, 2011

* Louis F. Terhar	Director	November 10, 2011

* J. Russell Triedman	Director	November 10, 2011

*By	/s/ Anthony K. Slater Anthony K. Slater

EXHIBIT INDEX

Exhibit
Number	Description

4.1
Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan, as amended and restated effective November 3, 2011 (incorporated by reference to Exhibit 10.1 on the Registrant’s Form 8-K filed November 4, 2011)

4.2	Certificate of Incorporation of Pike Electric Corporation (incorporated by reference to Exhibit 3.1 on the Registrant’s Form S-1/A filed July 11, 2005)

4.3	Amended and Restated Bylaws of Pike Electric Corporation, as of September 1, 2011 (incorporated by reference to Exhibit 3.2 on the Registrant’s Form 10-K filed September 6, 2011)

5.1	Opinion of Moore & Van Allen PLLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

24.1	Power of Attorney

24.2	Certified Resolutions